Exhibit 99.1

Planet Fitness, Inc. Announces Third Quarter 2016 Results

Total Revenue Increased 26.4% to $87.0 Million

Third Quarter System-Wide Same Stores Sales Increased 10.0%

Company Raises Full Year 2016 Outlook

Newington, NH, October 26, 2016 – Planet Fitness, Inc. (NYSE:PLNT) today reported financial results for its third quarter ended September 30, 2016 and announced it is pursuing an increase in the size of its credit facilities and considering paying a one-time dividend.

Third Quarter Fiscal 2016 Highlights

•	Total revenue increased from the prior year period by 26.4% to $87.0 million.
•	System-wide same store sales increased 10.0% compared to the prior year period
•	Net income was $14.9 million, or $0.08 per diluted share, compared to net income of $0.7 million, or $0.04 per diluted share in the prior year period.
•	Adjusted net income(1) increased 51.7% to $15.9 million, or $0.16 per diluted share, compared to $10.5 million in the prior year period.
•	Adjusted EBITDA(1) increased 33.5% to $35.4 million from $26.5 million in the prior year period.
•	37 new Planet Fitness franchise stores were opened during the period, bringing system-wide total stores to 1,242 at September 30, 2016.

(1) Adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this release.

“Our business continues to get stronger,” commented Christopher Rondeau, Chief Executive Officer. “Third quarter system-wide same store sales increased 10% as a growing number of casual and first time gym users are joining Planet Fitness. The combination of our affordable, non-intimidating fitness offering and increased national and local advertising spend, which continues to increase with each incremental new join, is fueling greater brand awareness in all markets and membership growth across the store base. Our formula for expanding Planet Fitness’ market share, enriching members’ lives and delivering strong returns to our franchisees has been working. At the same time, our business model has consistently generated double digit earnings growth and strong free cash flow, providing the company a great foundation for driving significant long-term shareholder value.” Mr. Rondeau continued, “based on our performance and more importantly, the long runway for growth ahead of us, we are also announcing that we are seeking to amend our credit facilities to, among other things, increase the size of our term loan.  Proceeds from the incremental borrowings, plus cash on our balance sheet, will enable us to consider a special cash dividend to holders of our Class A common stock and other equivalent payments, including payments to unit holders of Pla-Fit Holdings, LLC, of up to approximately $280 million.”

Operating Results for the Third Quarter Ended September 30, 2016

For the third quarter of 2016, total revenue increased $18.2 million or 26.4% to $87.0 million from $68.8 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $7.4 million or 37.5% to $27.2 million from $19.8 million in the prior year period;
•	Corporate-owned stores segment revenue increased $1.5 million or 6.1% to $26.7 million from $25.2 million in the prior year period; and
•

Equipment segment revenue increased $9.2 million or 38.7% to $33.1 million from $23.9 million in the prior year period. This increase was driven by equipment sales to new franchisee-owned stores related to more new equipment sales compared to the prior year period and an increase in replacement equipment sales to existing franchisee-owned stores.

System-wide same store sales increased 10.0% compared to the prior year period. By segment, franchisee-owned same store sales increased 10.3% and corporate-owned same store sales increased 5.4%.

For the third quarter of 2016, net income was $14.9 million, or $0.08 per diluted share, compared to net income of $0.7 million, or $0.04 per diluted share in the prior year period. Adjusted net income increased 51.7% to $15.9 million, or $0.16 per diluted share, from $10.5 million, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 39.5% for the current year period and 39.4% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 33.5% to $35.4 million from $26.5 million in the prior year period.

Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•

Franchise segment EBITDA increased $7.3 million or 47.2% to $22.8 million compared to the prior year period, driven by royalties from new franchised stores opened since September 30, 2015 as well as higher same store sales;

•

Corporate-owned stores segment EBITDA increased $1.3 million or 14.0% to $10.6 million compared to the prior year period, driven primarily by higher revenue related to the increase in same store sales; and

•

Equipment segment EBITDA increased by $2.2 million or 45.7% to $7.2 million compared to the prior year period, driven by higher equipment sales to new franchisee-owned stores related to more new equipment sales compared to the prior year period and an increase in replacement equipment sales to existing franchisee-owned stores.

Amendment to existing credit facilities

The Company is seeking to amend its senior secured credit facilities to allow for, among other things, incremental term loan borrowings of approximately $230 million. In connection with this potential amendment, the Company is considering paying a special cash dividend to holders of our Class A common stock and other equivalent payments, including payments to unit holders of Pla-Fit Holdings, LLC, of up to approximately $280 million in the aggregate with the proceeds from the additional borrowings and available cash. The specific timing and amount of any such amendment or dividend and equivalent payments, if any, has not been determined and there can be no assurance that such amendment will be consummated on the terms anticipated or at all or that, even if the amendment is consummated, any dividend or equivalent payments will be declared and paid.  The payment of a dividend and any equivalent payments is subject to consideration of various factors by the Company's board of directors, including, among other things, the Company's financial position, alternative uses of cash, and other business and legal requirements.

2016 Outlook

For the year ending December 31, 2016, the Company now expects:

•	Total revenue between $373 million and $378 million;
•	System-wide same store sales growth in the high-single digit range;
•	Adjusted net income of $65 million to $66 million, or $0.66 to $0.67 per diluted share.

Presentation of Financial Measures

Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company. The financial results in periods prior to the IPO and recapitalization transactions are of Pla-Fit Holdings, as the predecessor to the Company for accounting and reporting purposes. Accordingly, these historical results do not purport to reflect what the results of operations of the Company or Pla-Fit Holdings would have been had the IPO and related recapitalization transactions occurred prior to August 2015.

The financial information presented in this release includes non-GAAP financial measures such as EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the remainder of 2016. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for fiscal 2016.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on October 26, 2016 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2016, Planet Fitness had more than 8.7 million members and more than 1,200 stores in 47 states, the District of Columbia, Puerto Rico, Canada and the Dominican Republic. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 90% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-957-4650

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

Forward-Looking Statements

This press release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance, especially those under the heading “2016 Outlook,” and statements relating to the proposed amendment of the Company’s senior secured indebtedness and potential use of proceeds to fund a special dividend and other equivalent payments (“forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the Company may be unable to negotiate  the terms of the potential amendment with its lenders, including the right to pay a special cash dividend to its stockholders and other equivalent payments on the terms contemplated or at all; the Company may not be able to fund dividends, including a special cash dividend, with cash on hand, borrowings under its credit agreement or at all; the Company’s board of directors may not approve and declare any dividend and other equivalent payments, even if funds are available to the Company under its credit agreement or otherwise, or may determine to declare a dividend and other equivalent payments in an amount that differs materially from the amount described in this press release in management’s remarks or otherwise. Other important factors include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2015, and the Company’s other filings with the Securities and Exchange Commission. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Revenue:
Franchise	$23,046	$16,148	$70,042	$51,806
Commission income	4,179	3,646	14,338	11,624
Corporate-owned stores	26,675	25,153	78,756	73,674
Equipment	33,107	23,870	98,686	87,588
Total revenue	87,007	68,817	261,822	224,692
Operating costs and expenses:
Cost of revenue	25,925	18,858	77,365	70,104
Store operations	15,181	14,305	45,673	43,354
Selling, general and administrative	12,244	17,348	36,470	43,840
Depreciation and amortization	7,745	7,976	23,127	24,160
Other (gain) loss	(241)	(9)	(406)	(76)
Total operating costs and expenses	60,854	58,478	182,229	181,382
Income from operations	26,153	10,339	79,593	43,310
Other expense, net:
Interest expense, net	(6,291)	(6,556)	(18,819)	(17,872)
Other expense	(204)	(1,815)	30	(2,627)
Total other expense, net	(6,495)	(8,371)	(18,789)	(20,499)
Income before income taxes	19,658	1,968	60,804	22,811
Provision for income taxes	4,795	1,230	11,504	1,921
Net income	14,863	738	49,300	20,890
Less net income attributable to non-controlling interests	11,438	4,631	38,374	4,857
Net income attributable to Planet Fitness, Inc.	3,425	(3,893)	10,926	16,033

Net income per share of Class A common stock(1):
Basic	$0.08	$0.05	$0.28	$0.05
Diluted	$0.08	$0.04	$0.28	$0.04

Weighted-average shares of Class A common stock outstanding(1):
Basic	44,669	35,661	39,394	35,661
Diluted	44,686	98,710	39,397	98,710

(1)

For the three and nine months ended September 30, 2015, represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from August 6, 2015 through September 30, 2015, the period following the recapitalization transactions and IPO.

Planet Fitness, Inc. and subsidiaries

Condensed consolidated balance sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$65,954	$31,430
Accounts receivable, net of allowance for bad debts of $673 and $629 at September 30, 2016 and December 31, 2015, respectively	14,435	19,079
Due from related parties	97	4,940
Inventory	759	4,557
Restricted assets – national advertising fund	2,455	1,962
Other current assets	19,420	10,977
Total current assets	103,120	72,945
Property and equipment, net	56,577	56,139
Intangible assets, net	258,799	273,619
Goodwill	176,981	176,981
Deferred income taxes	255,729	117,358
Other assets, net	1,132	2,135
Total assets	$852,338	$699,177
Liabilities and equity:
Current liabilities:
Current maturities of long-term debt	$5,100	$5,100
Accounts payable	14,415	23,950
Accrued expenses	10,207	13,667
Due to related parties	3,966	—
Equipment deposits	3,978	5,587
Restricted liabilities - national advertising fund	2,455	—
Deferred revenue, current	17,084	14,717
Payable to related parties pursuant to tax benefit arrangements, current	8,916	3,019
Other current liabilities	222	212
Total current liabilities	66,343	66,252
Long-term debt, net of current maturities	477,067	479,779
Deferred rent, net of current portion	4,878	4,554
Deferred revenue, net of current portion	8,472	12,016
Deferred tax liabilities	1,275	—
Payable to related parties pursuant to tax benefit arrangements, net of current portion	265,156	137,172
Other liabilities	489	484
Total noncurrent liabilities	757,337	634,005
Equity:
Class A common stock, $.0001 par value - 300,000 shares authorized, 49,914 shares issued and outstanding as of September 30, 2016 and 36,598 shares issued and outstanding as of December 31, 2015	5	4
Class B common stock, $.0001 par value - 100,000 shares authorized, 48,665 shares issued and outstanding as of September 30, 2016, and 62,112 shares issued and outstanding as of December 31, 2015	5	6
Accumulated other comprehensive loss	(1,123)	(1,710)
Additional paid in capital	14,825	352
Accumulated deficit	(4,248)	(14,032)
Total stockholders' deficit attributable to Planet Fitness Inc.	9,464	(15,380)
Non-controlling interests	19,194	14,300
Total stockholders' equity (deficit)	28,658	(1,080)
Total liabilities and stockholders' equity (deficit)	$852,338	$699,177

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(Unaudited)

(Amounts in thousands)

	For the three months ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$49,300	$20,890
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,127	24,160
Amortization of deferred financing costs	1,114	1,070
Amortization of favorable leases and asset retirement obligations	297	380
Amortization of interest rate caps	459	-
Deferred tax expense (benefit)	11,062	(141)
Provision for bad debts	44	547
Gain on disposal of property and equipment	(347)	(76)
Equity-based compensation	1,373	4,647
Changes in operating assets and liabilities
Accounts receivable	4,898	8,830
Due to and due from related parties	8,494	4,532
Inventory	3,798	237
Other assets and other current assets	(1,635)	(563)
Accounts payable and accrued expenses	(10,172)	(11,745)
Other liabilities and other current liabilities	(30)	57
Income taxes	(7,543)	969
Payable to related parties pursuant to tax benefit arrangements	(6,007)	-
Equipment deposits	(1,609)	823
Deferred revenue	(1,264)	626
Deferred rent	379	1,330
Net cash provided by operating activities	75,738	56,573
Cash flows from investing activities:
Additions to property and equipment	(9,266)	(13,830)
Proceeds from sale of property and equipment	402	76
Net cash used in investing activities	(8,864)	(13,754)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock sold in initial public offering, net of underwriting discounts and commissions	-	156,946
Use of proceeds from issuance of Class A common stock to purchase Holdings Units	-	(156,946)
Exercise of common stock options	79	-
Proceeds from issuance of long-term debt	-	120,000
Principal payments on capital lease obligations	(37)	(343)
Repayment of long-term debt	(3,825)	(3,525)
Payment of deferred financing and other debt-related costs	-	(1,698)
Premiums paid for interest rate caps	-	(880)
Repurchase and retirement of Class B common stock	(1,583)	-
Distributions to Continuing LLC Members	(27,071)	(171,101)
Net cash used in financing activities	(32,437)	(57,547)
Effects of exchange rate changes on cash and cash equivalents	87	(102)
Net increase (decrease) in cash and cash equivalents	34,524	(14,830)
Cash and cash equivalents, beginning of period	31,430	43,291
Cash and cash equivalents, end of period	$65,954	$28,461

Supplemental cash flow information:
Net cash paid for income taxes	$8,121	$1,105
Cash paid for interest	$17,261	$17,063
Non-cash investing activities:
Non-cash additions to property and equipment	$127	$709

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA, Segment EBITDA and Adjusted EBITDA

We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, management fees, certain IT system upgrade costs, acquisition transaction fees, public offering-related costs, IPO-related compensation expense, pre-opening costs and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

A reconciliation of Adjusted EBITDA to net income, the most directly comparable U.S. GAAP measure, is set forth below.

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Net income attributable to Planet Fitness, Inc.	$3,425	$(3,893)	$10,926	$16,033
Net income attributable to non-controlling interests	11,438	4,631	38,374	4,857
Net income	$14,863	$738	$49,300	$20,890
Interest expense, net	6,291	6,556	18,819	17,872
Provision for income taxes	4,795	1,230	11,504	1,921
Depreciation and amortization	7,745	7,976	23,127	24,160
EBITDA	$33,694	$16,500	$102,750	$64,843
Purchase accounting adjustments-revenue(1)	450	195	458	465
Purchase accounting adjustments-rent(2)	202	248	664	692
Management fees (3)	—	1,384	—	1,899
IT system upgrade costs (4)	—	(116)	—	3,901
Stock offering-related costs (5)	1,078	2,167	2,105	7,239
IPO-related compensation expense(6)	—	6,155	—	6,155
Severance costs(7)	—	—	423	—
Pre-opening costs (8)	—	—	—	793
Other(9)	—	—	72	—
Adjusted EBITDA	$35,424	$26,533	$106,472	$85,987

(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, which consisted of the purchase of interests in Pla-Fit Holdings by investment funds affiliated with TSG Consumer Partners, LLC, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805–Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $105, $104, $372 and $310 in the three and nine months ended September 30, 2016 and 2015, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $97, $144, $292 and $382 for the three and nine months ended September 30, 2016 and 2015, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO.
(4)	Represents costs associated with certain IT system upgrades, primarily related to our POS system.
(5)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(6)	Represents cash-based and equity-based compensation expense recorded in connection with the IPO.
(7)	Represents severance expense recorded in connection with an equity award modification.

(8)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(9)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2016, this included the expense related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Segment EBITDA
Franchise	$22,814	$15,496	$71,308	$46,778
Corporate-owned stores	10,550	9,256	30,259	26,342
Equipment	7,153	4,910	21,330	18,914
Corporate and other	(6,823)	(13,162)	(20,147)	(27,191)
Total Segment EBITDA(1)	$33,694	$16,500	$102,750	$64,843

(1)	Total Segment EBITDA is equal to EBITDA.

Adjusted Net Income and Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our IPO, the New LLC Agreement designated Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings, LLC. As a result of the recapitalization transactions and the New LLC Agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of Adjusted net income and Adjusted net income per share, diluted, gives effect to the consolidation of Pla-Fit Holdings with Planet Fitness, Inc. resulting from the recapitalization transactions and the New LLC Agreement as if they had occurred on January 1, 2015. In addition, Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with U.S. GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	For the three months ended September 30,		For the nine months ended September 30,
	2016	2015	2016	2015
Net income attributable to Planet Fitness, Inc.	$3,425	$(3,893)	$10,926	$16,033
Net income attributable to non-controlling interests	11,438	4,631	38,374	4,857
Net income	$14,863	$738	$49,300	$20,890
Provision for income taxes, as reported	4,795	1,230	11,504	1,921
Purchase accounting adjustments-revenue(1)	450	195	458	465
Purchase accounting adjustments-rent(2)	202	248	664	692
Management fees(3)	—	1,384	—	1,899
IT system upgrade costs(4)	—	(116)	—	3,901
Stock offering-related costs(5)	1,078	2,167	2,105	7,239
IPO-related compensation expense(6)	—	6,155	—	6,155
Severance costs(7)	—	—	423	—
Pre-openings costs(8)	—	—	—	793
Other(9)	—	—	72	—
Purchase accounting amortization(10)	4,843	5,257	14,528	15,797
Adjusted income before income taxes	$26,231	$17,258	$79,054	$59,752
Adjusted income taxes(11)	10,361	6,800	31,226	23,542
Adjusted net income	$15,870	$10,458	$47,828	$36,210

Adjusted net income per share, diluted	$0.16		$0.48

Adjusted weighted-average shares outstanding(12)	98,572		98,615

(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, which consisted of the purchase of interests in Pla-Fit Holdings by investment funds affiliated with TSG Consumer Partners, LLC, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for U.S. GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805–Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $105, $104, $372 and $310 in the three and nine months ended September 30, 2016 and 2015, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $97, $144, $292 and $382 for the three and nine months ended September 30, 2016 and 2015, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents management fees and expenses paid to a management company affiliated with TSG pursuant to a management services agreement that terminated in connection with the IPO.
(4)	Represents costs associated with certain IT system upgrades, primarily related to our POS system.
(5)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(6)	Represents cash-based and equity-based compensation expense recorded in connection with the IPO.
(7)	Represents severance expense recorded in connection with an equity award modification.
(8)

Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(9)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In 2016, the included the expense related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(10)

Includes $4,219, $4,484, $12,655 and $13,452 of amortization of intangible assets, other than favorable leases, for the three and nine months ended September 30, 2016 and 2015, respectively, recorded in connection with the 2012 Acquisition, which consisted of the purchase of interests in Pla-Fit Holdings by investment funds affiliated with TSG Consumer Partners, LLC and $624, $773, $1,873 and $2,345 of amortization of intangible assets for the three and nine months ended September 30, 2016 and 2015, respectively, recorded in connection with the acquisition of eight franchisee-owned stores on March 31, 2014. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.

(11)

Represents corporate income taxes at an assumed effective tax rate of 39.5% for the three and nine months ended September 30, 2016, and 39.4% for the three and nine months ended September 30, 2015, applied to adjusted income before income taxes.

(12)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three and nine months ended September 30, 2016:

	For the three months ended September 30, 2016			For the nine months ended September 30, 2016
	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness Inc.(1)	$3,425	44,669	$0.08	$10,926	39,394	$0.28
Assumed exchange of shares(2)	11,438	53,903		38,374	59,221
Net Income	14,863			49,300
Adjustments to arrive at adjusted income before income taxes(3)	11,368			29,754
Adjusted income before income taxes	26,231			79,054
Adjusted income taxes(4)	10,361			31,226
Adjusted Net Income	$15,870	98,572	$0.16	$47,828	98,615	$0.48
(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)

Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)	Represents corporate income taxes at an assumed effective tax rate of 39.5% applied to adjusted income before income taxes.